Exhibit 10.10
AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT
This Amendment Number Seven to Credit Agreement (“Amendment”) is entered into as of May 13, 2011, by and among WELLS FARGO CAPITAL FINANCE, INC., a California corporation, formerly known as Wells Fargo Foothill, Inc., as Agent (the “Agent”) for the Lenders set forth in the signature pages hereof (the “Lenders”) and the Lenders, on the one hand, and OCLARO, INC., a Delaware corporation, formerly known as Bookham, Inc. (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, with reference to the following facts:
A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of August 2, 2006 (as amended, supplemented, amended and restated, or otherwise modified, the “Credit Agreement”).
B. Borrowers, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions herein.
NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Credit Agreement as follows:
1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.
2. AMENDMENTS TO THE CREDIT AGREEMENT.
(a) Sections 2.4(b)(ii)(H) and (I) of the Credit Agreement are hereby amended in its entirety to reads as follows:
(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to pay Bank Product Obligations to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers,
(I) ninth, to pay any other Obligations, and
(b) Section 2.6(b) of the Credit Agreement is hereby amended in its entirety to reads as follows:
(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to the LIBOR Rate Margin per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
(c) Section 2.7 of the Credit Agreement is hereby amended in its entirety to reads as follows:
2.7 Cash Management.
(a) Parent shall and shall cause each Obligor to (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a “Cash Management Bank”), and shall take steps to ensure that all of its and its Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to an Obligor) into a bank account of such Obligor (each, a “Cash Management Account”) at one of the Cash Management Banks.
Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [***]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and the applicable Obligor, in form and substance reasonably acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (a) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management without further consent by the applicable Obligor, (b) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (c) upon the instruction of the Agent (an “Activation Instruction”), the Cash Management Bank will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Cash Management Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to promptly rescind an Activation Instruction (the “Rescission”) if: (x) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, and (y) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission.
(c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, the applicable Obligor and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement, in form and substance reasonably acceptable to Agent. Parent shall and shall cause each Obligor to close any of its Cash Management Accounts (and establish replacement Cash Management Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Account Bank with respect to Cash Management Accounts or Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent’s reasonable judgment; and
(d) Each Cash Management Account shall be a cash collateral account subject to a Control Agreement.
(d) Section 6.16(b) of the Credit Agreement is hereby amended in its entirety to reads as follows:
(b) [Reserved]
(e) The following definitions in Schedule 1.1 of the Agreement are hereby amended to read as follows:
“Base Rate” means, the greatest of: (i) the LIBOR Rate for a 90 day Interest Period as determined on the date of determination, plus 1.0%, and (ii) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.
Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [***]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

“Base Rate Margin” means 1.75 percentage points.
“Lender Group Expenses” means, subject to the terms and provisions of the Fee Letter, all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or after the occurrence of any Default or Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or third party claims or any other suit in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any Subsidiary of Parent, (h) Agent’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, (i) Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any Subsidiary of Parent or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) customary and standard usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by Underlying Issuer or incurred by the Issuing Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Underlying Issuer or Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.
“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
“LIBOR Rate Margin” means 2.75 percentage points.
Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [***]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(f) The following definitions are hereby added to Schedule 1.1 of the Agreement:
“Minimum Liquidity Amount” means $30,000,000.
“Triggering Event” means, as of any date of determination, that (a) an Event of Default has occurred and is continuing, or (b) the sum of Excess Availability and Qualified Cash on the last day of any calendar month (and based upon an average of the weekly Excess Availability and weekly Qualified Cash amouts for weeks ending during such month, which amounts will be based upon availability and cash balance reports delivered to Agent in accordance with the terms of this Agreement) is less than the Minimum Liquidity Amount.
(g) Schedule 5.2 to the Agreement is hereby deleted and replaced with Schedule 5.2 attached hereto.
3. [***]
4. REPRESENTATIONS AND WARRANTIES. Parent and each Borrower hereby affirms to Agent and Lenders that, after giving effect to the consents and waivers herein, all of such its representations and warranties set forth in the Credit Agreement are true, complete and accurate in all respects as of the date hereof.
5. NO DEFAULTS. Parent and Borrowers hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.
6. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment.
7. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
[Signatures on next page]
Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [***]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and a Lender
By:
Title:

OCLARO, INC., a Delaware corporation, as Parent
By:
Name:
Title:

OCLARO TECHNOLOGY LIMITED, a limited liability company incorporated under the laws of England and Wales, as a Borrower
By:
Name:
Title:

By:
Name:
Title:

OCLARO PHOTONICS, INC., a Delaware corporation, as a Borrower
By:
Name:
Title:

OCLARO TECHNOLOGY, INC., a Delaware corporation, as a Borrower
By:
Name:
Title:
Confidential treatment is being requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [***]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule 5.2
Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Weekly	(a) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Parent’s and its Subsidiaries’ Accounts, and

(b) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

Weekly (after the occurrence of a Triggering Event)	(c) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, and

(d) a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash.

Monthly (no later than the 10th day of each month)	(e) unless delivered pursuant to clause (c) above, an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

(f) unless delivered pursuant to clause (d) above, a detailed report regarding Parent’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash,

(g) a Borrowing Base Certificate, together with a detailed calculation of Borrowers’ average Excess Availability for the month most recently ended,

(h) a detailed aging, by total, of Parent’s and its Subsidiaries’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(i) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(j) a summary aging, by vendor, of Active Obligors’ accounts payable and any book overdrafts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks, and

(k) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of Borrowers’ general ledgers.

Monthly (no later than the 30th day of each month)	(l) a reconciliation of Accounts and trade accounts payable of Obligors’ general ledger accounts to their monthly financial statements including any book reserves related to each category, and

(m) a report regarding Parent’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

Quarterly	(n) a detailed report regarding Parent’s and its Subsidiaries’ Permitted Dispositions including a detailed list of the assets sold or disposed of since the Closing Date and the consideration received in connection therewith.

Annually	(o) a detailed list of Active Obligors’ customers, including contract expiration dates, together with address and contact information.

Upon request by Agent	(p) such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as Agent may reasonably request.

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